UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2021

MICT, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35850	27-0016420
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

28 West Grand Avenue, Suite 3

Montvale, New Jersey 07645

(Address of principal executive offices) (Zip Code)

(201) 225-0190

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MICT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 11, 2021 (the “Effective Date”), MICT, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”) for the purpose of raising approximately $60.0 million in gross proceeds for the Company (the “Offering”). Pursuant to the terms of the Purchase Agreement, the Company agreed to sell, in a registered direct offering, an aggregate of 22,471,904 units (each, a “Unit”), with each Unit consisting of (i) one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) one Series A Warrant (the “Series A Warrant”) to purchase one share of Common Stock, and (iii) 0.5 Series B Warrant (the “Series B Warrant” and together with the Series A Warrant, the “Warrants”) to purchase one share of Common Stock, at a purchase price of $2.67 per Unit. The Warrants will be exercisable six months after the date of issuance (the “Initial Exercise Date”) at an exercise price of $2.80 per share, subject to adjustment. The Series A Warrants will expire five years after the Initial Exercise Date, and the Series B Warrants will expire three years after the Initial Exercise Date.

The closing of the sales of the Units pursuant to the Purchase Agreement is expected to occur on February 16, 2021.

A.G.P./Alliance Global Partners is acting as the exclusive placement agent (the “Placement Agent”) for the Company, on a “reasonable best efforts” basis, in connection with the Offering. Pursuant to that certain Placement Agency Agreement, dated as of February 11, 2021, by and between the Company and the Placement Agent (the “Placement Agency Agreement”), the Placement Agent will be entitled to a cash fee equal to 8.0% of the gross proceeds from the placement of the total amount of Units sold by the Placement Agent and 3.5% of the gross proceeds from the placement of the total amount of Units sold in the Offering, plus a non-accountable expense allowance in an amount equal to 1% of the aggregate gross proceeds of the Offering.

The net proceeds to the Company from the transactions, after deducting the Placement Agent’s fees and expenses but before paying the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants, are expected to be approximately $55.2 million. The Company intends to use the net proceeds from the Offering to fund the growth and development of its insurance business, as well as for working capital and for other general corporate purposes. It may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to its business, but the Company currently has no commitments or agreements relating to any of these types of transaction.

Pursuant to the terms of the Purchase Agreement and subject to certain exceptions as set forth in the Purchase Agreement, from the Effective Date until the 90th day after the Effective Date, neither the Company nor any of its subsidiaries, may, without the prior written consent of the Placement Agent and Investors which purchased at least 67.0% in interest of the shares of Common Stock offered in the Offering, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock or any Common Stock Equivalents (as defined in the Purchase Agreement); (ii) except a resale registration statement covering no more than 5,000,000 shares of Common Stock which was filed following the closing of a financing transaction contemplated in November 2020, but has not been declared effective by the SEC, file or cause to be filed any registration statement with the Securities and Exchange Commission (the “SEC”) relating to the offering of any shares of capital stock or any Common Stock Equivalents (other than the prospectus supplement filed in connection with the Offering), (iii) complete any offering of debt securities, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company or any of its subsidiaries, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock or such other securities, in cash or otherwise.

In connection with the Purchase Agreement and Placement Agency Agreement, the Company’s directors, officers, and its largest shareholder, Global Fintech Holdings Limited entered into lock-up agreements for a 90-day period (the “Lock-Up Agreements”).

Pursuant to the Purchase Agreement, the Company entered into leak-out agreements (the “Leak-Out Agreements”) with the Investors. The Leak-Out Agreements provide that during the period commencing on February 11, 2021, and ending on the earlier of (i) March 18, 2021 and (ii) the trading day that the aggregate trading volume for the Common Stock on the principal trading market of the Company beginning on February 11, 2021 exceeds 100,000,000 shares, subject to adjustment, each of the Investors cannot sell, dispose or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) on any trading day during such restricted period, shares of Common Stock or Common Stock equivalents held by the Investors as of February 11, 2021, including the Shares and the shares of Common Stock underlying the Warrants, in an amount representing more than 4.285% of the trading volume of Common Stock as reported by Bloomberg, LP for each applicable Date of Determination; provided, however that, the foregoing restrictions shall not apply to any sales by the Investors at a price per share greater than $3.00, as adjusted.

The Units were offered and sold by the Company pursuant to an effective registration statement on Form S-3 (File No. 333-248602), as well as a prospectus supplement in connection the Offering filed with the SEC.

The foregoing description of the material terms of the Purchase Agreement, the Series A Warrant, the Series B Warrant, the Placement Agency Agreement, and Lock-Up Agreements and the Leak-out Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, Series A Warrant, Series B Warrant, Placement Agency Agreement, Lock-Up Agreement and Leak-out Agreement, copies of which are filed as Exhibits 10.1, 4.1, 4.2, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The legal opinion and consent of Ellenoff Grossman & Schole LLP relating to the Units is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

4.1	Form of Series A Warrant
4.2	Form of Series B Warrant
5.1	Opinion of Ellenoff Grossman & Schole LLP
10.1	Form of Securities Purchase Agreement
10.2	Form of Placement Agency Agreement
10.3	Form of Lock-Up Agreement
10.4	Form of Leak-Out Agreement
23.1	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICT, INC.

Dated: February 16, 2021	/s/ Darren Mercer
Darren Mercer
Chief Executive Officer

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